EXHIBIT 5.1

Lathrop GPM LLP lathropgpm.com

80 South 8th St.
3100 IDS Center
Minneapolis, MN  55402

Main: 612.632.3000

September 15, 2025

Canterbury Park Holding Corporation

1100 Canterbury Road

Shakopee, MN 55379

RE:         Canterbury Park Holding Corporation

Ladies and Gentlemen:

We have acted as counsel to Canterbury Park Holding Corporation, a Minnesota corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of up to $100,000,000 in aggregate maximum offering price of the following securities (collectively, the “Securities”): (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (iv) subscription rights to purchase Common Stock, Preferred Stock, or any combination thereof (“Subscription Rights”), and (v) units (the “Units”) consisting of an interest in two or more of the Common Stock, Preferred Stock, Subscription Rights or Warrants or any combination of the foregoing.

As counsel for the Company, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity and competency of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Canterbury Park Holding Corporation
September 15, 2025

For purposes of this opinion letter, we have assumed that all of the following shall have occurred prior to the issuance of the Securities referred to therein: (i) the issuance, sale, amount and terms of any Securities to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors (“Board Action”) in accordance with the Company’s Restated Articles of Incorporation, as amended (the “Articles”), and the Company’s Bylaws and applicable provisions of Minnesota corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective with the Commission under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a prospectus supplement and any other offering material with respect to such Securities will have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a warrant agent identified therein; (vii) any Subscription Rights will be issued pursuant to one or more subscription rights agreement (including, if applicable, a form of certificate evidencing the Subscription Rights); (viii) any Units will be issued pursuant to one or more unit agreements by the Company and a unit agent; (ix) the Company will remain a Minnesota corporation; (x) upon the issuance of any Common Stock, including Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock (“Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles; (xi) upon the issuance of any Securities that are shares of Preferred Stock, including any Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock (“Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Articles, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Articles; (xii) with respect to any Preferred Securities, a statement containing the text of the resolution setting forth the number of shares and the terms of the class or series of Preferred Stock to be issued by the Company will be filed with the Minnesota Secretary of State prior to their issuance (the “Preferred Filings”); (xii) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the Prospectus which is part of the Registration Statement; (xiv) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; (xv) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; and (xvi) any Securities convertible into, or exercisable, exchangeable or redeemable for, any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the subscription rights agreement for any Subscription Rights, under the warrant agreement for any Warrants, and under the unit agreement for any Units, namely, the subscription agent, the warrant agent, or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such subscription rights agreement, warrant agreement, or unit agreement, as applicable; that such subscription rights agreement, warrant agreement, or unit agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such subscription rights agreement, warrant agreement, or unit agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such subscription rights agreement, warrant agreement, or unit agreement, as applicable.

Canterbury Park Holding Corporation
September 15, 2025

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	The Common Securities will be validly issued, fully paid and nonassessable.

2.	The Preferred Securities will be validly issued, fully paid and nonassessable.

3.	The Warrants will constitute valid, binding and enforceable obligations of the Company.

4.	The Subscription Rights will constitute valid, binding and enforceable obligations of the Company.

5.	The Units will constitute valid, binding and enforceable obligations of the Company.

Our opinion that any document is valid, binding and enforceable is qualified as to:

(a)         limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)         rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)         general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion letter is based solely on (i) the Minnesota Business Corporation Act and (ii) the federal securities laws of the United States of America, each as in effect on the date hereof. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ Lathrop GPM LLP